Exhibit 99.1

SuRo Capital Corp. Reports Third Quarter 2020 Financial Results

Net Asset Value of $12.46 per Share as of September 30, 2020

SAN FRANCISCO, CA, November 5, 2020 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today announced its financial results for the quarter ended September 30, 2020. Net assets totaled approximately $252.7 million, or $12.46 per share, at September 30, 2020, as compared to $11.84 per share at June 30, 2020 and $11.24 per share at September 30, 2019.

“This quarter, SuRo Capital saw continued sequential improvement over last quarter, reaching its highest dividend-adjusted net asset value per share since September 30, 2015. Moreover, on October 28, 2020, our Board of Directors declared a $0.25 dividend, which is in addition to the $0.25 dividend previously declared on September 28, 2020,” said Mark Klein, President and Chief Executive Officer of SuRo Capital.

Klein continued, “The quarter was highlighted by several encouraging developments for our existing portfolio companies, including the direct listing of Palantir on the New York Stock Exchange, as well as an exciting new financing for Coursera, in which SuRo Capital participated with a $2.8 million follow-on, pro rata investment. Additionally, we are pleased to announce the closing of a new $10.0 million equity investment in Blink Health, Inc. subsequent to quarter-end.”

Investment Portfolio as of September 30, 2020

At September 30, 2020, SuRo Capital held positions in 24 portfolio companies with an aggregate fair value of approximately $215.4 million, excluding treasuries. As a result of the Company’s ongoing strategy to increase the size of its investments in individual portfolio companies, SuRo Capital continues to consolidate its investment portfolio around its top positions. The Company’s top five portfolio company investments accounted for approximately 71% of the total portfolio at fair value as of September 30, 2020.

Top Five Investments as of September 30, 2020

Portfolio Company ($ in millions)	Cost Basis	Fair Value	% of Total Portfolio
Coursera, Inc.	$17.4	$52.7	24.5%
Palantir Technologies, Inc.	15.1	46.7	21.7
Course Hero, Inc.	5.0	31.8	14.8
Nextdoor.com, Inc.	10.0	10.6	4.9
Ozy Media, Inc.	10.9	10.3	4.8
Total (rounded)	$58.4	$152.1	70.6%

Third Quarter 2020 Investment Portfolio Activity

During the three months ended September 30, 2020, SuRo Capital funded the following follow-on investment:

Portfolio Company	Investment	Transaction Date	Investment (in millions)
Coursera, Inc.	Series F Preferred	07/15/2020	$2.8

During the three months ended September 30, 2020, SuRo Capital exited the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price (1)	Net Proceeds (in millions)	Realized Gain/(Loss) (in millions)
Palantir Technologies, Inc. (2)	9/30/2020	400,000	$10.24	$4.1	$3.0
4C Insights (f/k/a The Echo Systems Corp)(3)	7/29/2020	--	--	$0.8	($0.6)
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(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of September 30, 2020, SuRo Capital held 5,373,690 Class A common shares of Palantir Technologies, Inc. Of the remaining shares, 754,738 were unrestricted and 4,618,952 were subject to lock-up restrictions.
(3)	On July 29, 2020 SuRo Capital exited its investment in 4C Insights (f/k/a The Echo Systems Corp.). In connection with this exit, SuRo Capital received 112,374 Class A common shares in Kinetiq Holdings, LLC in addition to cash proceeds and amounts currently held in escrow.

Subsequent to quarter-end, through November 5, 2020, SuRo Capital funded the following new investments:

Portfolio Company	Investment	Transaction Date	Investment (in millions)
Blink Health Inc.	Preferred Shares, Series A	10/27/2020	$5.0
Blink Health Inc.	Preferred Shares, Series C	10/27/2020	$5.0

Subsequent to quarter-end, through November 5, 2020, SuRo Capital exited or received proceeds from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price (1)	Net Proceeds (in millions)		Realized Gain (in millions)
Palantir Technologies, Inc.(2)	Various	754,738	$10.04	$7.6		$5.4
Palantir Lending Trust SPV I(3)	Various	N/A	N/A	$7.4	(4)	$0.8	(5)
__________________
(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of November 5, 2020, SuRo Capital holds 4,618,952 public shares of Palantir Technologies, Inc. common stock. Of the remaining common shares of Palantir Technologies, Inc. held by SuRo Capital, all are subject to certain lock-up restrictions.
(3)	The Palantir Lending Trust SPV I promissory note was initially collateralized with 2,260,000 Class A common shares of Palantir Technologies, Inc. to which SuRo Capital retains a beneficial equity upside interest. As of November 5, 2020, 1,420,843 Class A common shares remain in Palantir Lending Trust SPV I, a portion of which are subject to certain lock-up restrictions.
(4)	As of November 5, 2020, $7.4 million has been received from Palantir Lending Trust SPV I. Of the proceeds received, approximately $6.2 million repaid a portion of the $6.9 million outstanding principal, approximately $0.4 million was attributed to the accrued guaranteed interest, and $0.8 million was generated by the Equity Participation in Underlying Collateral. As of November 5, 2020, the remaining principal outstanding on the promissory note was approximately $0.7 million and approximately $0.4 million of guaranteed interest was still expected to be received.
(5)	The realized gain from SuRo Capital's investment in Palantir Lending Trust SPV I is generated by the proceeds from the sale of a portion of the shares collateralizing the existing promissory note to Palantir Lending Trust SPV I and attributable to the Equity Participation in Underlying Collateral.

Third Quarter 2020 Financial Results

	Quarter Ended September 30, 2020		Quarter Ended September 30, 2019
	$ in millions	per share(1)	$ in millions	per share(1)

Net investment loss	$(2.6)	$(0.15)	$(4.7)	$(0.24)

Net realized gain on investments	2.4	0.13	1.8	0.09

Net change in unrealized appreciation of investments, net of tax effects	16.1	0.91	8.2	0.42

Net increase in net assets resulting from operations – basic	$15.9	$0.89	$5.3	$0.27

Dividends declared	(7.6)	(0.40)	-	-

Issuance of common stock from public offering	49.9	0.24	-	-

Issuance of common stock from conversion of 4.75% Convertible Notes due 2023	1.8	(0.11)	-	-

Repurchase of common stock(2)	-	-	(3.9)	0.14

Stock-based compensation	-	-	1.4	0.08

Increase in net asset value	$60.0	$0.62	$2.8	$0.49

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(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	During the quarter ended September 30, 2019, the Company repurchased 605,327 shares of SuRo Capital common stock, for approximately $3.9 million in cash under its Share Repurchase Program. The use of cash in connection with the repurchases decreased net asset value as of period end; however, the reduction in shares outstanding as of period end resulted in an increase in the net asset value per share.

Weighted-average common basic shares outstanding were approximately 17.8 million and 19.5 million for the quarters ended September 30, 2020 and 2019, respectively.

SuRo Capital’s liquid assets were approximately $107.3 million as of September 30, 2020, consisting of cash and securities of publicly traded portfolio companies.

Share Repurchase Program

During the nine months ended September 30, 2020, SuRo Capital repurchased 1,284,565 shares of its common stock under the Share Repurchase Program for an aggregate purchase price of $7.3 million. From October 1, 2020 through November 5, 2020, the Company repurchased an additional 371,283 shares of its common stock for an aggregate purchase price of $3.1 million. Since the inception of the Share Repurchase Program in August 2017, SuRo Capital has repurchased 4,823,332 shares of its common stock for an aggregate purchase price of $30.4 million.

On October 28, 2020, the Board of Directors authorized a $10.0 million expansion of the Share Repurchase Program to $40.0 million. The dollar value of shares that may yet be purchased by the Company under the Share Repurchase Program is approximately $9.6 million.

As of November 5, 2020, under the publicly announced Share Repurchase Program and the 2019 Modified Dutch Auction Tender Offer, SuRo Capital has repurchased 6,272,607 shares of its common stock for approximately $40.4 million since inception of the Share Repurchase Program in August 2017.

Recent Dividend Declarations

On July 29, 2020, SuRo Capital’s Board of Directors declared a dividend of $0.15 per share paid on August 25, 2020 to the Company’s common stockholders of record as of the close of business on August 11, 2020. The dividend was paid in cash.

On September 25, 2020, SuRo Capital’s Board of Directors declared a dividend of $0.25 per share paid on October 20, 2020 to the Company’s common stockholders of record as of the close of business on October 5, 2020. The dividend was paid in cash.

Subsequent to quarter-end, on October 28, 2020, SuRo Capital’s Board of Directors declared a dividend of $0.25 per share payable on November 30, 2020 to the Company’s common stockholders of record as of the close of business on November 10, 2020. The dividend will be paid in cash.

At-The-Market Offering

On September 23, 2020, SuRo Capital increased the maximum dollar amount of shares of common stock that may be sold through its at-the-market offering (the “ATM Offering”) to $150.0 million from $50.0 million.

During the quarter ended September 30, 2020, SuRo Capital sold 3,808,979 shares under the ATM Offering for gross aggregate proceeds of approximately $50.9 million. The Company has not sold any shares of its common stock under the ATM Offering beginning September 29, 2020 to date. The remaining aggregate dollar value of shares that may yet be sold by the Company under the ATM Offering is approximately $99.1 million.

Conference Call and Webcast

Management will hold a conference call and webcast for investors on November 5, 2020 at 2:00 p.m. PT (5:00 p.m. ET). The conference call access number for U.S. participants is 646-828-8143, and the conference call access number for participants outside the U.S. is 800-263-0877. The conference ID number for both access numbers is 1424765. Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of SuRo Capital’s website at www.surocap.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on November 12, 2020 by dialing 888-203-1112 (U.S.) or +1 719-457-0820 (International) and using conference ID number 1424765.

Certain Information Regarding the Dividends

The date of declaration and amount of any dividends, including any future dividends, are subject to the sole discretion of SuRo Capital’s Board of Directors. The aggregate amount of the dividends declared and paid by SuRo Capital will be fully taxable to stockholders. The tax character of SuRo Capital’s dividends cannot be finally determined until the close of SuRo Capital’s taxable year (December 31). SuRo Capital will report the actual tax characteristics of each year’s dividends annually to stockholders and the IRS on Form 1099-DIV subsequent to year-end.

Registered stockholders with questions regarding declared dividends may call American Stock Transfer at 800-937-5449.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq:SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.surocap.com

Contact

SuRo Capital Corp.

(650) 235-4769

IR@surocap.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@surocap.com

SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	September 30, 2020	December 31, 2019
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $99,438,709 and $90,567,041, respectively)	$186,045,176	$152,866,112
Non-controlled/affiliate investments (cost of $52,857,243 and $52,857,243, respectively)	28,440,826	37,944,268
Controlled investments (cost of $7,161,412 and $7,161,412, respectively)	960,198	775,198
Total Portfolio Investments	215,446,200	191,585,578
Investments in U.S. Treasury bills (cost of $149,999,917 and $49,996,667, respectively)	150,000,000	50,000,000
Total Investments (cost of $309,457,281 and $200,582,363, respectively)	365,446,200	241,585,578
Cash	60,595,499	44,861,263
Proceeds receivable	4,094,909	—
Escrow proceeds receivable	116,679	265,303
Interest and dividends receivable	422,004	84,630
Deferred financing costs	296,198	11,382
Prepaid expenses and other assets(1)	1,161,669	1,755,933
Total Assets	432,133,158	288,564,089
LIABILITIES
Accounts payable and accrued expenses(1)	2,754,423	1,143,923
Payable to executive officers	—	1,369,873
Accrued interest payable	—	475,000
Dividends payable	5,074,591	2,107,709
Payable for securities purchased	134,249,917	44,746,660
Income tax payable	35,850	—
4.75% Convertible Senior Notes due March 28, 2023(2)	37,305,608	38,803,635
Total Liabilities	179,420,389	88,646,800

Net Assets	$252,712,769	$199,917,289
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 20,284,811 and 17,564,244 issued and outstanding, respectively)	$202,848	$175,642
Paid-in capital in excess of par	225,047,913	178,550,374
Unearned deferred compensation	(200,000)	—
Accumulated net investment loss	(35,939,194)	(25,679,362)
Accumulated net realized gain on investments, net of distributions	7,612,281	5,867,417
Accumulated net unrealized appreciation/(depreciation) of investments	55,988,921	41,003,218
Net Assets	$252,712,769	$199,917,289
Net Asset Value Per Share	$12.46	$11.38

(1)	This balance includes a right of use asset and corresponding operating lease liability, respectively.
(2)	As of September 30, 2020 and December 31, 2019, the 4.75% Convertible Senior Notes due March 28, 2023 had a face value of $38,220,000 and $40,000,000, respectively.

SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income	$284,357	$298,515	$500,568	$635,187
Dividend income	—	—	50,000	—
Non-controlled/affiliate investments:
Interest income/(reversal of interest income accrual)	—	81,711	(29,184)	201,304
Dividend income	123,750	—	180,000	—
Controlled investments:
Interest income	—	—	—	58,937
Dividend income	—	—	200,000	200,000
Total Investment Income	408,107	380,226	901,384	1,095,428
OPERATING EXPENSES
Management fees(1)	—	—	—	848,723
Reversal of incentive fee accrual(1)	—	—	—	(4,660,472)
Costs incurred under Administration Agreement(1)	—	—	—	306,084
Compensation expense(2)	1,030,239	3,070,409	4,960,679	3,702,517
Directors’ fees	111,250	99,620	333,750	272,120
Professional fees	714,345	807,143	2,532,183	4,179,093
Interest expense	555,935	591,512	1,697,962	1,795,885
Income tax expense	(1,657)	954	46,598	34,666
Other expenses	585,886	512,792	1,590,044	1,504,545
Total Operating Expenses	2,995,998	5,082,430	11,161,216	7,983,161
Net Investment Loss	(2,587,891)	(4,702,204)	(10,259,832)	(6,887,733)
Realized Gains/(Losses) on Investments:
Non-controlled/non-affiliated investments	2,378,390	1,772,961	9,332,643	23,632,332
Non-controlled/affiliate investments	—	—	—	(12,334,831)
Net Realized Gain on Investments	2,378,390	1,772,961	9,332,643	11,297,501
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	17,027,314	(7,998,030)	24,304,146	2,279,117
Non-controlled/affiliate investments	(997,872)	11,264,416	(9,503,443)	19,067,052
Controlled investments	100,000	4,924,309	185,000	(4,896,043)
Net Change in Unrealized Appreciation/(Depreciation) of Investments	16,129,442	8,190,695	14,985,703	16,450,126
Benefit from taxes on unrealized depreciation of investments	—	—	—	885,566
Net Change in Net Assets Resulting from Operations	$15,919,941	$5,261,452	$14,058,514	$21,745,460
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$0.89	$0.27	$0.82	$1.11
Diluted(3)	$0.76	$0.25	$0.75	$1.00
Weighted-Average Common Shares Outstanding
Basic	17,795,538	19,472,785	17,208,723	19,650,651
Diluted(3)	21,598,403	23,204,129	21,087,926	23,381,995

(1)	This balance references a related-party transaction.
(2)	For the nine months ended September 30, 2020, this balance includes $1,962,431 of accelerated recognition of compensation cost related to the cancellation of unvested options on April 28, 2020.
(3)	For the three and nine months ended September 30, 2020 and the three and nine months ended September 30, 2019, 0 potentially dilutive common shares were excluded from the weighted-average common shares outstanding for diluted net increase in net assets resulting from operations per common share because the effect of these shares would have been anti-dilutive.

SURO CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Per Basic Share Data
Net asset value at beginning of the period	$11.84	$10.75	$11.38	$9.89
Net investment loss(1)	(0.15)	(0.24)	(0.60)	(0.35)
Net realized gain on investments(1)	0.13	0.09	0.54	0.57
Net change in unrealized appreciation/(depreciation) of investments(1)	0.91	0.42	0.87	0.84
Provision for taxes on unrealized appreciation of investments(1)	—	—	—	0.05
Dividends declared	(0.40)	—	(0.40)	—
Issuance of common stock from public offering	0.24	—	0.30	—
Deferred offering costs	—	—	—	—
Issuance of common stock from conversion of 4.75% Convertible Notes due 2023	(0.11)	—	(0.11)	—
Repurchases of common stock(1)	—	0.14	0.36	0.17
Stock-based compensation(1)	—	0.08	0.12	0.07
Net asset value at end of period	$12.46	$11.24	$12.46	$11.24
Per share market value at end of period	$10.56	$6.24	$10.56	$6.24
Total return based on market value(2)	24.68%	(2.50)%	61.22%	19.54%
Total return based on net asset value(2)	5.24%	4.56%	9.49%	13.65%
Shares outstanding at end of period	20,284,811	19,041,519	20,284,811	19,041,519
Ratios/Supplemental Data:
Net assets at end of period	$252,712,769	$213,949,030	$252,712,769	$213,949,030
Average net assets	$205,006,043	$215,020,159	$191,342,719	$207,111,511
Ratio of gross operating expenses to average net assets(3)	5.81%	7.45%	7.45%	6.08%
Ratio of income tax provision to average net assets	—%	—%	—%	(0.43)%
Ratio of net operating expenses to average net assets(3)	5.81%	7.45%	7.45%	5.65%
Ratio of net investment income/(loss) to average net assets(3)	(5.02)%	(8.77)%	(6.82)%	(4.46)%
Portfolio Turnover Ratio	1.37%	4.80%	8.04%	12.72%

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based on the change in market price per share between the opening and ending market values per share in the year. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share.
(3)	Financial Highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. Significant and material non-recurring expenses are not annualized. For the three and nine months ended September 30, 2020, the Company excluded $0 and $1,962,431, respectively of non-recurring expenses. For the three and nine months ended September 30, 2019, the Company excluded $0 and $(1,769,820), respectively, of non-recurring expenses and did not annualize the income tax provision. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.